UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): December 19, 2014

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GREENHUNTER RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33893 (Commission File Number)	20-4864036 (IRS Employer Identification No.)

1048 Texan Trail GRAPEVINE, TEXAS (Address of principal executive offices)	76051 (Zip Code)

Registrant’s telephone number, including area code: (972) 410-1044

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Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 19, 2014, the Company held its annual meeting of shareholders at the Company’s corporate offices in Grapevine, Texas. The matters voted on and the results thereof are as follows:

(i)	As to the proposal to elect one Board member as stated in the proxy statement:

Julie Silcock

20,137,332 shares, or 100% of the outstanding shares represented at the meeting voted in favor of the above-named director.

0 shares voted against the above-named director.

0 shares abstained from voting.

(ii)	As to the proposal to ratify certain restricted stock grants to independent board members and officers as stated in the proxy statement:

20,137,332 shares, or 100% of the outstanding shares represented at the meeting voted in favor of the proposal.

0 shares voted against the proposal.

0 shares abstained from voting.

(iii)	As to the proposal to make an advisory vote for the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K as stated in the proxy statement:

20,137,332 shares, or 100% of the outstanding shares represented at the meeting voted in favor of the proposal.

0 shares voted against the proposal.

0 shares abstained from voting.

(iv)	As to the proposal to make an advisory vote as to whether future advisory votes on executive compensation should be held every one, two, or three years as stated in the proxy statement:

0 shares voted in favor of votes being held every year.

0 shares voted in favor of votes being held every two years.

20,137,332 shares voted in favor of votes being held every three years.

0 shares abstained from voting.

(v)	As to the proposal to ratify the appointment of BDO USA, LLP as the Corporation's independent auditors:

20,137,332 shares, or 100% of the outstanding shares represented at the meeting voted in favor of the proposal.

0 shares voted against the proposal.

0 shares abstained from voting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHUNTER RESOURCES, INC.

Date: December 23, 2014	By:	/s/ Morgan F. Johnston
	Name:	Morgan F. Johnston
	Title:	Sr. VP, General Counsel and Secretary